Exhibit 99.1

For more information, contact:

Investors:	Media:
Corey Kinger, WW	Megan Bishop, Teneo Strategy for WW
212.601.7569	917.544.0071
corey.kinger@weightwatchers.com	megan.bishop@teneostrategy.com

WW Announces Fourth Quarter

and Full Year 2018 Results

Provides Full Year 2019 Guidance

•	End of Period Subscribers up 22% year-over-year to 3.9 million

•	Total Paid Weeks in Q4 2018 up 23% year-over-year; Total Paid Weeks in FY 2018 up 26% year-over-year

•	Revenues in Q4 2018 of $330 million, up 6%, or 7% on a constant currency basis, year-over-year; FY 2018 Revenues of $1.5 billion, up 16%, or 15% on a constant currency basis, year-over-year

•	FY 2019 guidance: Revenues of approximately $1.4 billion and EPS range of $1.25 to $1.50

NEW YORK (Feb. 26, 2019) – Weight Watchers International, Inc. (NASDAQ: WTW) (“WW”) today announced its results for the fourth quarter and full year fiscal 2018 and provided its full year fiscal 2019 guidance.

“2018 was a significant year for WW. We launched WW FreestyleTM, built an expanded technology ecosystem, rebranded to WW and reinforced our mission to become the world’s partner in wellness,” said Mindy Grossman, the Company’s President and CEO. “While we are proud of our accomplishments in 2018, we had a soft start to 2019 versus last year’s strong performance with the launch of WW Freestyle. Given our Winter Campaign did not recruit as expected, we have been focused on improving member recruitment trends. We quickly moved to course correct, including introducing new creative with a stronger call-to-action and further optimizing our media mix.”

Grossman continued, “While we are disappointed with our start to 2019, we are confident that our strategy to focus on providing holistic wellness solutions leveraging our best-in-class weight management program is the right path to support long-term sustainable growth. Looking ahead, I’m happy to say that Oprah Winfrey will play a central role in our upcoming TV and digital marketing campaign for Spring, bringing to life a clear message on how WW is the program that works. Together with Oprah, we are also working on an initiative to galvanize and bring together communities through a series of digital and live experiences and events to accelerate WW’s impact and allow us to reach new and diverse audiences. We will announce more details in the coming months, but anticipate the initiative will kick off later in 2019.”

“2018 was an exceptional year, with strong member recruitment, revenue growth and margin expansion,” said Nick Hotchkin, the Company’s CFO. “However, due to the soft start to the key Winter Season, we expect member recruitment for 2019 to be below 2018 levels, resulting in lower revenue and earnings for the year. We are focused on driving member recruitment and exercising strict cost discipline, while continuing to invest in the areas that will drive future growth.”

Q4 2018 Consolidated Results

			% Change	% Change Adjusted for Constant Currency(1)
	Three Months Ended
	December 29, 2018	December 30, 2017

(in millions except percentages and per share amounts)
Service Revenues, net	$288.8	$264.0	9.4%	10.9%
Product Sales and Other, net	41.6	48.5	(14.3%)	(13.1%)

Revenues, net	$330.4	$312.5	5.7%	7.2%
Operating Income	$80.3	$49.5	62.4%	65.0%
Adjustments
Goodwill Impairment	—	13.3

Adjusted Operating Income(1)	$80.3	$62.8	27.9%	30.0%
Net Income*	$43.8	$63.0	(30.5%)	(29.0%)
EPS	$0.63	$0.91	(31.5%)	(30.1%)
Total Paid Weeks	53.8	43.8	22.8%	N/A
Digital(2) Paid Weeks	34.7	25.7	34.6%	N/A
Studio + Digital(3) Paid Weeks	19.2	18.1	6.0%	N/A
End of Period Subscribers(4)	3.9	3.2	22.4%	N/A
Digital Subscribers	2.6	2.0	32.1%	N/A
Studio + Digital Subscribers	1.3	1.3	7.1%	N/A

Note: Totals may not sum due to rounding.

(1) See “Reconciliation of Non-GAAP Financial Measures” attached to this release for further detail on adjustments to GAAP financial measures.

(2) “Digital” refers to providing subscriptions to the Company’s digital product offerings, including the Personal Coaching + Digital product.

(3) “Studio + Digital” refers to providing access to the Company’s weekly in-person workshops combined with the Company’s digital subscription product offerings to commitment plan subscribers. The “Studio + Digital” business also includes the provision of access to workshops for members who do not subscribe to commitment plans, including the Company’s “pay-as-you-go” members.

(4) “Subscribers” refers to Digital subscribers and Studio + Digital subscribers who participate in recur bill programs in Company-owned operations.

*Except in the case of the financials attached to this release, “Net Income” refers to Net Income attributable to Weight Watchers International, Inc.

Q4 2018 Business and Financial Highlights

•

End of Period Subscribers in Q4 2018 were up 22.4% versus the prior year period, driven by growth in all major geographic markets. Q4 2018 End of Period Digital Subscribers were up 32.1% and End of Period Studio + Digital Subscribers were up 7.1% versus the prior year period.

•

Total Paid Weeks in Q4 2018 were up 22.8% versus the prior year period, driven by growth in all major geographic markets. Q4 2018 Digital Paid Weeks increased 34.6% and Studio + Digital Paid Weeks increased 6.0% versus the prior year period.

•	Revenues in Q4 2018 were $330.4 million. On a constant currency basis, Q4 2018 revenues increased 7.2% versus the prior year period.

o

Service Revenues in Q4 2018 were $288.8 million. On a constant currency basis, these revenues increased 10.9% versus the prior year period. This increase was primarily driven by growth in the North America and Continental Europe markets.

o	Product Sales and Other in Q4 2018 were $41.6 million. On a constant currency basis, these revenues decreased 13.1% versus the prior year period.

•

Operating Income in Q4 2018 was $80.3 million compared to $49.5 million in the prior year period. After adjusting Q4 2017 operating income to exclude the $13.3 million goodwill impairment charge related to the Company’s Brazil operations, adjusted operating income in Q4 2018 of $80.3 million increased 30.0% on a constant currency basis versus the prior year period. This increase in adjusted operating income was primarily driven by an increased mix shift toward Digital revenues and operating leverage on higher revenues in the quarter versus the prior year period.

•	Income Tax in Q4 2018 was an expense of $0.9 million compared to a benefit of $54.7 million in the prior year period.

•	Net Income in Q4 2018 was $43.8 million compared to $63.0 million in the prior year period.

•	Earnings per fully diluted share (EPS) in Q4 2018 was $0.63 compared to $0.91 in the prior year period.

o	Certain items affect year-over-year comparability.

•	The following items in the aggregate positively impacted Q4 2018 EPS by $0.17:
◾	$0.12 per fully diluted share tax benefit due to the reversal of a valuation allowance related to foreign tax credits that have been fully utilized.
◾	$0.05 per fully diluted share tax benefit due to the reversal of a valuation allowance related to certain net operating losses that are now expected to be realized.

•	The following items in the aggregate positively impacted Q4 2017 EPS by $0.54:
◾	$0.82 per fully diluted share arising from the one-time net tax benefit principally due to a remeasurement of net deferred tax liabilities under the new U.S. tax law.
◾	($0.19) per fully diluted share arising from the goodwill impairment charge related to the Company’s Brazil operations.
◾	($0.09) per fully diluted share arising from the negative net impact associated with the Company’s Q4 2017 refinancing of $1.9 billion of debt.

Full Year 2018 Consolidated Results

			% Change	% Change Adjusted for Constant Currency(1)
	Twelve Months Ended
	December 29, 2018	December 30, 2017
(in millions except percentages and per share amounts)
Service Revenues, net	$1,273.2	$1,081.7	17.7%	16.7%
Product Sales and Other, net	240.9	225.2	7.0%	5.3%

Revenues, net	$1,514.1	$1,306.9	15.9%	14.7%
Operating Income	$389.0	$267.3	45.5%	44.2%
Adjustments
Goodwill Impairment	—	13.3

Adjusted Operating Income(1)	$389.0	$280.6	38.6%	37.3%
Net Income*	$223.7	$163.5	36.8%	35.4%
EPS	$3.19	$2.40	33.2%	31.8%
Total Paid Weeks	227.9	181.5	25.5%	N/A
Digital(2) Paid Weeks	144.6	105.2	37.5%	N/A
Studio + Digital(3) Paid Weeks	83.3	76.4	9.1%	N/A
End of Period Subscribers(4)	3.9	3.2	22.4%	N/A
Digital Subscribers	2.6	2.0	32.1%	N/A
Studio + Digital Subscribers	1.3	1.3	7.1%	N/A

Note: Totals may not sum due to rounding.

(1) See “Reconciliation of Non-GAAP Financial Measures” attached to this release for further detail on adjustments to GAAP financial measures.

(2) “Digital” refers to providing subscriptions to the Company’s digital product offerings, including the Personal Coaching + Digital product.

(3) “Studio + Digital” refers to providing access to the Company’s weekly in-person workshops combined with the Company’s digital subscription product offerings to commitment plan subscribers. The “Studio + Digital” business also includes the provision of access to workshops for members who do not subscribe to commitment plans, including the Company’s “pay-as-you-go” members.

(4) “Subscribers” refers to Digital subscribers and Studio + Digital subscribers who participate in recur bill programs in Company-owned operations.

*Except in the case of the financials attached to this release, “Net Income” refers to Net Income attributable to Weight Watchers International, Inc.

Full Year 2018 Business and Financial Highlights

•

Total Paid Weeks in fiscal 2018 were up 25.5% versus the prior year, driven by growth in all major geographic markets. Fiscal 2018 Digital Paid Weeks increased 37.5% and Studio + Digital Paid Weeks increased 9.1% versus the prior year.

•	Revenues in fiscal 2018 were $1,514.1 million. On a constant currency basis, fiscal 2018 revenues increased 14.7% versus the prior year.

o

Service Revenues in fiscal 2018 were $1,273.2 million. On a constant currency basis, these revenues increased 16.7% versus the prior year. This increase was driven by growth in all major geographic markets.

o	Product Sales and Other in fiscal 2018 were $240.9 million. On a constant currency basis, these revenues increased 5.3% versus the prior year.

•

Operating Income in fiscal 2018 was $389.0 million compared to $267.3 million in the prior year. After adjusting fiscal 2017 operating income to exclude the $13.3 million goodwill impairment charge related to the Company’s Brazil operations, adjusted operating income in fiscal 2018 of $389.0 million increased 37.3% on a constant currency basis versus the prior year. This increase in adjusted operating income was primarily driven by operating leverage on higher revenues in the year versus the prior year.

•	Income Tax in fiscal 2018 was an expense of $20.5 million. Income tax in fiscal 2017 was a benefit of $18.2 million.

•	Net Income in fiscal 2018 was $223.7 million compared to $163.5 million in the prior year.

•	EPS in fiscal 2018 was $3.19 compared to $2.40 in the prior year.
o	Certain items affect year-over-year comparability.

•	The following items in the aggregate positively impacted full year fiscal 2018 EPS by $0.48:
◾	$0.25 per fully diluted share tax benefit from Ms. Winfrey’s exercise of a portion of her stock options, as previously disclosed in March 2018.
◾	$0.12 per fully diluted share tax benefit due to the reversal of a valuation allowance related to foreign tax credits that have been fully utilized.
◾	$0.06 per fully diluted share tax benefit related to favorable tax return adjustments.
◾	$0.05 per fully diluted share tax benefit due to the reversal of a valuation allowance related to certain net operating losses that are now expected to be realized.

•	The following items in the aggregate positively impacted full year fiscal 2017 EPS by $0.75:
◾	$0.83 per fully diluted share arising from the one-time net tax benefit principally due to a remeasurement of net deferred tax liabilities under the new U.S. tax law.
◾

$0.18 per fully diluted share tax benefit that was offset by $0.01 per fully diluted share of expense, both related to the previously announced cessation of operations of the Company’s Spanish subsidiary.

◾	$0.03 per fully diluted share arising from the positive impact of the reversal of certain tax reserves.
◾	($0.20) per fully diluted share arising from the goodwill impairment charge related to the Company’s Brazil operations.
◾	($0.08) per fully diluted share arising from the negative net impact associated with the Company’s $1.9 billion refinancing of debt in Q4 2017 and the Company’s debt prepayment in Q2 2017.

Other Items

•	Cash balance as of December 29, 2018 was $237.0 million. On that same date, the Company had no outstanding borrowings under its $150 million revolving credit facility.

•

Ticker Symbol: To further align with its global brand, the Company intends to change its ticker symbol on The Nasdaq Global Select Market to “WW” later this year. Until further details are announced, the Company will continue to trade under the symbol “WTW”.

Full Year Fiscal 2019 Guidance

The Company is providing its full year fiscal 2019 revenue guidance of approximately $1.4 billion and earnings guidance of between $1.25 and $1.50 per fully diluted share.

Fourth Quarter and Full Year 2018 Conference Call and Webcast

The Company has scheduled a conference call today at 5:00 p.m. ET. During the conference call, Mindy Grossman, President and Chief Executive Officer, and Nicholas Hotchkin, Chief Financial Officer, will discuss the fourth quarter and full year fiscal 2018 results and answer questions from the investment community. Live audio of the conference call will be simultaneously webcast on the Company’s corporate website, corporate.ww.com, in the Investors section under Presentations and Events. A replay of the webcast will be available on this site for approximately 90 days.

Statement regarding Non-GAAP Financial Measures

The following provides information regarding non-GAAP financial measures used in this earnings release:

To supplement the Company’s consolidated results presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company has disclosed non-GAAP financial measures of operating results that exclude or adjust certain items. Operating income and operating income margin are discussed in this release both as reported (on a GAAP basis) and, with respect to the fourth quarter and full year fiscal 2017, as adjusted (on a non-GAAP basis), to exclude the impairment charge for the Company’s goodwill related to its Brazil operations. The Company also presents in the attachments to this release the non-GAAP financial measures earnings before interest, taxes, depreciation, amortization and stock-based compensation (“EBITDAS”) and earnings before interest, taxes, depreciation, amortization, stock-based compensation and goodwill impairment (“Adjusted EBITDAS”). In addition, the Company presents certain of its financial results on a constant currency basis in addition to GAAP results. Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. In this release and any attachments, the Company calculates constant currency by calculating current-year results using prior-year foreign currency exchange rates.

Management believes these non-GAAP financial measures provide useful supplemental information for its and investors’ evaluation of the Company’s business performance and are useful for period-over-period comparisons of the performance of the Company’s business. While management believes that these non-GAAP financial measures are useful in evaluating the Company’s business, this information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly entitled measures reported by other companies. See “Reconciliation of Non-GAAP Financial Measures” attached to this release and reconciliations, if any, included elsewhere in this release for a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures.

About Weight Watchers International, Inc.

WW – the new Weight Watchers – is a global wellness company and the world’s leading commercial weight management program. We inspire millions of people to adopt healthy habits for real life. Through our engaging digital experience and face-to-face group workshops, members follow our livable and sustainable program that encompasses healthy eating, physical activity, and a helpful mindset. With more than five decades of experience in building communities and our deep expertise in behavioral science, we aim to deliver wellness for all. To learn more about the WW approach to healthy living, please visit ww.com. For more information about our global business, visit our corporate website at corporate.ww.com.

This news release and any attachments include “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, revenue and earnings guidance and any statements about the Company’s plans, strategies and prospects. The Company generally uses the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend” and similar expressions in this news release and any attachments to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things: competition from other weight management and wellness industry participants or the development of more effective or more favorably perceived weight management methods; the Company’s ability to continue to develop new, innovative services and products and enhance its existing services and products or the failure of its services, products or brands to continue to appeal to the market, or the Company’s ability to successfully expand into new channels of distribution or respond to consumer trends; the ability to successfully implement new strategic initiatives; the effectiveness of the Company’s advertising and marketing programs, including the strength of its social media presence; the impact on the Company’s reputation of actions taken by its franchisees, licensees, suppliers and other partners; the impact of the Company’s substantial amount of debt and its debt service obligations and debt covenants; the inability to generate sufficient cash to service the Company’s debt and satisfy its other liquidity requirements; uncertainties regarding the satisfactory operation of the Company’s technology or systems; the impact of security breaches or privacy concerns; the recognition of asset impairment charges; the loss of key personnel, strategic partners or consultants or failure to effectively manage and motivate the Company’s workforce; the inability to renew certain of the Company’s licenses, or the inability to do so on terms that are favorable to the Company; the expiration or early termination by the Company of leases; risks and uncertainties associated with the Company’s international operations, including regulatory, economic, political and social risks and foreign currency risks; uncertainties related to a downturn in general economic conditions or consumer confidence; the Company’s ability to successfully make acquisitions or enter into joint ventures, including its ability to successfully integrate, operate or realize the anticipated benefits of such businesses; the seasonal nature of the Company’s business; the impact of events that discourage or impede people from gathering with others or accessing resources; the Company’s ability to enforce its intellectual property rights both domestically and internationally, as well as the impact of its involvement in any claims related to intellectual property rights; the outcomes of litigation or regulatory actions; the impact of existing and future laws and regulations; the Company’s failure to maintain effective internal control over financial reporting; the possibility that the interests of Artal Group S.A., the largest holder of the Company’s common stock and a shareholder with significant influence over the Company, will conflict with the Company’s interests or the interests of other holders of the Company’s common stock; and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the United States Securities and Exchange Commission (which are available on the SEC’s EDGAR database at www.sec.gov and via the Company’s website at corporate.ww.com).

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

UNAUDITED

	December 29, 2018	December 30, 2017

ASSETS
Cash and cash equivalents	$236,974	$83,054
Other current assets	129,450	125,934

TOTAL CURRENT ASSETS	366,424	208,988
Property and equipment, net	52,202	47,978
Goodwill, franchise rights and other intangible assets, net	960,815	956,857
Other assets	35,100	32,177

TOTAL ASSETS	$1,414,541	$1,246,000

LIABILITIES AND TOTAL DEFICIT
Portion of long-term debt due within one year	$77,000	$82,750
Other current liabilities	264,316	260,277

TOTAL CURRENT LIABILITIES	341,316	343,027
Long-term debt	1,669,708	1,740,612
Deferred income taxes, other	208,547	173,880

TOTAL LIABILITIES	$2,219,571	$2,257,519

Redeemable noncontrolling interest	3,913	4,467

Shareholders’ deficit	(808,943)	(1,015,986)

TOTAL LIABILITIES AND TOTAL DEFICIT	$1,414,541	$1,246,000

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF NET INCOME

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

UNAUDITED

	Three Months Ended
	December 29, 2018	December 30, 2017
Service revenues, net (1)	$288,834	$263,983
Product sales and other, net (2)	41,552	48,505

Revenues, net	330,386	312,488

Cost of services (3)	118,181	123,010
Cost of product sales and other	26,985	27,027

Cost of revenues	145,166	150,037

Gross profit	185,220	162,451
Marketing expenses	36,464	42,090
Selling, general and administrative expenses	68,409	57,550
Goodwill impairment	—	13,323

Operating income	80,347	49,488
Interest expense	35,108	30,557
Other expense, net	600	195
Early extinguishment of debt	—	10,524

Income before income taxes	44,639	8,212
Provision for (benefit from) income taxes	912	(54,695)

Net income	43,727	62,907
Net loss attributable to the noncontrolling interest	58	62

Net income attributable to Weight Watchers International, Inc.	$43,785	$62,969

Earnings Per Share attributable to Weight Watchers International, Inc.
Basic	$0.65	$0.97

Diluted	$0.63	$0.91

Weighted average common shares outstanding:

Basic	66,895	64,607

Diluted	69,942	68,902

(1)

Consists of net “Digital Subscription Revenues” and net “Studio + Digital Fees”. “Digital Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Digital offerings, including the Personal Coaching + Digital product. “Studio + Digital Fees” consist of the fees associated with the Company’s subscription plans for combined workshops and digital offerings and other payment arrangements for access to workshops.

(2)

Consists of sales of consumer products in workshops and via e-commerce, revenues from licensing, magazine subscriptions, publishing and third-party advertising in publications and on the Company’s websites and sales from the By Mail product, other revenues, and franchise fees with respect to commitment plans and commissions.

(3)	Consists of cost of revenues and operating expenses for the Company’s Digital and Studio + Digital services.

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF NET INCOME

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

UNAUDITED

	Twelve Months Ended
	December 29, 2018	December 30, 2017
Service revenues, net (1)	$1,273,196	$1,081,679
Product sales and other, net (2)	240,925	225,232

Revenues, net	1,514,121	1,306,911

Cost of services (3)	508,477	486,293
Cost of product sales and other	139,234	127,969

Cost of revenues	647,711	614,262

Gross profit	866,410	692,649
Marketing expenses	226,319	200,797
Selling, general and administrative expenses	251,106	211,224
Goodwill impairment	—	13,323

Operating income	388,985	267,305
Interest expense	142,346	112,784
Other expense, net	2,578	472
Early extinguishment of debt, net	—	8,969

Income before income taxes	244,061	145,080
Provision for (benefit from) income taxes	20,493	(18,237)

Net income	223,568	163,317
Net loss attributable to the noncontrolling interest	181	197

Net income attributable to Weight Watchers International, Inc.	$223,749	$163,514

Earnings Per Share attributable to Weight Watchers International, Inc.
Basic	$3.38	$2.54

Diluted	$3.19	$2.40

Weighted average common shares outstanding:

Basic	66,280	64,329

Diluted	70,115	68,248

(1)

Consists of net “Digital Subscription Revenues” and net “Studio + Digital Fees”. “Digital Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Digital offerings, including the Personal Coaching + Digital product. “Studio + Digital Fees” consist of the fees associated with the Company’s subscription plans for combined workshops and digital offerings and other payment arrangements for access to workshops.

(2)

Consists of sales of consumer products in workshops and via e-commerce, revenues from licensing, magazine subscriptions, publishing and third-party advertising in publications and on the Company’s websites and sales from the By Mail product, other revenues, and franchise fees with respect to commitment plans and commissions.

(3)	Consists of cost of revenues and operating expenses for the Company’s Digital and Studio + Digital services.

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

OPERATIONAL STATISTICS

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

	Three Months Ended
	December 29,	December 30,
	2018	2017	Variance
Digital Paid Weeks (1)
North America	22,174	16,342	35.7%
CE	9,637	7,025	37.2%
UK	2,112	1,796	17.6%
Other (2)	729	575	26.9%

Total Digital Paid Weeks	34,652	25,738	34.6%

Studio + Digital Paid Weeks (1)
North America	13,182	12,336	6.9%
CE	2,878	2,681	7.3%
UK	2,507	2,438	2.8%
Other (2)	622	645	(3.6%)

Total Studio + Digital Paid Weeks	19,189	18,100	6.0%

Total Paid Weeks (1)
North America	35,356	28,678	23.3%
CE	12,515	9,706	28.9%
UK	4,619	4,234	9.1%
Other (2)	1,351	1,220	10.8%

Total Paid Weeks	53,841	43,838	22.8%

End of Period Digital Subscribers (3)
North America	1,648	1,251	31.8%
CE	730	535	36.6%
UK	160	134	19.2%
Other (2)	56	44	24.9%

Total End of Period Digital Subscribers	2,594	1,964	32.1%

End of Period Studio + Digital Subscribers (3)
North America	910	866	5.1%
CE	210	189	11.3%
UK	174	162	7.3%
Other (2)	44	33	31.6%

Total End of Period Studio + Digital Subscribers	1,338	1,250	7.1%

Total End of Period Subscribers (3)
North America	2,558	2,117	20.9%
CE	940	724	30.0%
UK	334	296	12.7%
Other (2)	100	77	27.8%

Total End of Period Subscribers	3,932	3,214	22.4%
(1)

The “Paid Weeks” metric reports paid weeks by WW customers in Company-owned operations for a given period as follows: (i) “Digital Paid Weeks” is the total paid subscription weeks for the Company’s digital subscription products (including Personal Coaching + Digital); (ii) “Studio + Digital Paid Weeks” is the sum of total paid commitment plan weeks which include workshops and digital offerings and total “pay-as-you-go” weeks; and (iii) “Total Paid Weeks” is the sum of Digital Paid Weeks and Studio + Digital Paid Weeks.

(2)	Represents Australia, New Zealand and emerging markets.
(3)

The “End of Period Subscribers” metric reports WW subscribers in Company-owned operations at a given period end as follows: (i) “End of Period Digital Subscribers” is the total number of Digital, including Personal Coaching + Digital, subscribers; (ii) “End of Period Studio + Digital Subscribers” is the total number of commitment plan subscribers that have access to combined workshops and digital offerings; and (iii) “End of Period Subscribers” is the sum of End of Period Digital Subscribers and End of Period Studio + Digital Subscribers.

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

OPERATIONAL STATISTICS

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

	Twelve Months Ended
	December 29, 2018	December 30, 2017	Variance
Digital Paid Weeks (1)
North America	93,906	67,614	38.9%
CE	38,845	28,107	38.2%
UK	8,944	7,199	24.2%
Other (2)	2,899	2,274	27.5%

Total Digital Paid Weeks	144,594	105,194	37.5%

Studio + Digital Paid Weeks (1)
North America	57,305	52,073	10.0%
CE	12,574	11,266	11.6%
UK	10,886	10,324	5.4%
Other (2)	2,521	2,692	(6.4%)

Total Studio + Digital Paid Weeks	83,286	76,355	9.1%

Total Paid Weeks (1)
North America	151,211	119,687	26.3%
CE	51,419	39,373	30.6%
UK	19,830	17,523	13.2%
Other (2)	5,420	4,966	9.1%

Total Paid Weeks	227,880	181,549	25.5%

End of Period Digital Subscribers (3)
North America	1,648	1,251	31.8%
CE	730	535	36.6%
UK	160	134	19.2%
Other (2)	56	44	24.9%

Total End of Period Digital Subscribers	2,594	1,964	32.1%

End of Period Studio + Digital Subscribers (3)
North America	910	866	5.1%
CE	210	189	11.3%
UK	174	162	7.3%
Other (2)	44	33	31.6%

Total End of Period Studio + Digital Subscribers	1,338	1,250	7.1%

Total End of Period Subscribers (3)
North America	2,558	2,117	20.9%
CE	940	724	30.0%
UK	334	296	12.7%
Other (2)	100	77	27.8%

Total End of Period Subscribers	3,932	3,214	22.4%
(1)

The “Paid Weeks” metric reports paid weeks by WW customers in Company-owned operations for a given period as follows: (i) “Digital Paid Weeks” is the total paid subscription weeks for the Company’s digital subscription products (including Personal Coaching + Digital); (ii) “Studio + Digital Paid Weeks” is the sum of total paid commitment plan weeks which include workshops and digital offerings and total “pay-as-you-go” weeks; and (iii) “Total Paid Weeks” is the sum of Digital Paid Weeks and Studio + Digital Paid Weeks.

(2)	Represents Australia, New Zealand and emerging markets.
(3)

The “End of Period Subscribers” metric reports WW subscribers in Company-owned operations at a given period end as follows: (i) “End of Period Digital Subscribers” is the total number of Digital, including Personal Coaching + Digital, subscribers; (ii) “End of Period Studio + Digital Subscribers” is the total number of commitment plan subscribers that have access to combined workshops and digital offerings; and (iii) “End of Period Subscribers” is the sum of End of Period Digital Subscribers and End of Period Studio + Digital Subscribers.

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

					Q4 2018 Variance
						2018
						Constant
	Q4 2018			Q4 2017	2018	Currency
		Currency	Constant		vs	vs
	GAAP	Adjustment	Currency	GAAP	2017	2017
Selected Financial Data
Consolidated Company Revenues	$330,386	$4,619	$335,005	$312,488	5.7%	7.2%
Consolidated Digital Subscription Revenues (1)	$134,902	$2,077	$136,979	$104,012	29.7%	31.7%
Consolidated Studio + Digital Fees (2)	$153,932	$1,941	$155,873	$159,971	(3.8%)	(2.6%)
Consolidated Service Revenues (3)	$288,834	$4,018	$292,852	$263,983	9.4%	10.9%
Consolidated Product Sales and Other (4)	$41,552	$601	$42,153	$48,505	(14.3%)	(13.1%)

North America
Digital Subscription Revenues (1)	$89,675	$248	$89,923	$68,456	31.0%	31.4%
Studio + Digital Fees (2)	$114,173	$310	$114,483	$117,694	(3.0%)	(2.7%)
Service Revenues (3)	$203,848	$558	$204,406	$186,150	9.5%	9.8%
Product Sales and Other (4)	$24,410	$61	$24,471	$28,802	(15.2%)	(15.0%)
Total Revenues	$228,258	$618	$228,876	$214,952	6.2%	6.5%

CE
Digital Subscription Revenues (1)	$36,140	$1,379	$37,519	$27,050	33.6%	38.7%
Studio + Digital Fees (2)	$23,605	$863	$24,468	$23,547	0.2%	3.9%
Service Revenues (3)	$59,745	$2,242	$61,987	$50,596	18.1%	22.5%
Product Sales and Other (4)	$8,062	$293	$8,355	$9,046	(10.9%)	(7.6%)
Total Revenues	$67,807	$2,535	$70,342	$59,643	13.7%	17.9%

UK
Digital Subscription Revenues (1)	$5,756	$185	$5,941	$5,590	3.0%	6.3%
Studio + Digital Fees (2)	$11,124	$347	$11,471	$12,714	(12.5%)	(9.8%)
Service Revenues (3)	$16,880	$533	$17,413	$18,304	(7.8%)	(4.9%)
Product Sales and Other (4)	$5,340	$141	$5,481	$5,779	(7.6%)	(5.2%)
Total Revenues	$22,221	$673	$22,894	$24,083	(7.7%)	(4.9%)

Other (5)
Digital Subscription Revenues (1)	$3,331	$265	$3,596	$2,917	14.2%	23.3%
Studio + Digital Fees (2)	$5,030	$421	$5,451	$6,017	(16.4%)	(9.4%)
Service Revenues (3)	$8,361	$686	$9,047	$8,934	(6.4%)	1.3%
Product Sales and Other (4)	$3,738	$106	$3,844	$4,871	(23.3%)	(21.1%)
Total Revenues	$12,099	$793	$12,892	$13,805	(12.4%)	(6.6%)
(1)	“Digital Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Digital offerings, including the Personal Coaching + Digital product.
(2)	“Studio + Digital Fees” consist of the fees associated with the Company’s subscription plans for combined workshops and digital offerings and other payment arrangements for access to workshops.
(3)	“Service Revenues” equal “Digital Subscription Revenues” plus “Studio + Digital Fees”.
(4)

“Product Sales” are sales of consumer products in workshops and via e-commerce, and “Other” are revenues from licensing, magazine subscriptions, publishing and third-party advertising in publications and on the Company’s websites and sales from the By Mail product, other revenues, and, in the case of the consolidated financial results and Other reportable segment, includes franchise fees with respect to commitment plans and commissions.

(5)	Represents Australia, New Zealand, emerging markets and franchise revenues.

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

					Full Year 2018 Variance
						2018
						Constant
	Full Year 2018			Full Year 2017	2018	Currency
		Currency	Constant		vs	vs
	GAAP	Adjustment	Currency	GAAP	2017	2017
Selected Financial Data
Consolidated Company Revenues	$1,514,121	$(14,866)	$1,499,256	$1,306,911	15.9%	14.7%
Consolidated Digital Subscription Revenues (1)	$567,766	$(5,496)	$562,270	$416,722	36.2%	34.9%
Consolidated Studio + Digital Fees (2)	$705,430	$(5,506)	$699,924	$664,957	6.1%	5.3%
Consolidated Service Revenues (3)	$1,273,196	$(11,002)	$1,262,195	$1,081,679	17.7%	16.7%
Consolidated Product Sales and Other (4)	$240,925	$(3,864)	$237,061	$225,232	7.0%	5.3%

North America
Digital Subscription Revenues (1)	$378,678	$(59)	$378,619	$281,432	34.6%	34.5%
Studio + Digital Fees (2)	$522,372	$(181)	$522,191	$493,800	5.8%	5.7%
Service Revenues (3)	$901,050	$(240)	$900,810	$775,231	16.2%	16.2%
Product Sales and Other (4)	$146,201	$(54)	$146,147	$135,117	8.2%	8.2%
Total Revenues	$1,047,252	$(295)	$1,046,957	$910,349	15.0%	15.0%

CE
Digital Subscription Revenues (1)	$149,571	$(5,000)	$144,571	$102,039	46.6%	41.7%
Studio + Digital Fees (2)	$107,528	$(4,233)	$103,295	$93,723	14.7%	10.2%
Service Revenues (3)	$257,099	$(9,232)	$247,867	$195,762	31.3%	26.6%
Product Sales and Other (4)	$47,226	$(2,619)	$44,607	$43,461	8.7%	2.6%
Total Revenues	$304,324	$(11,850)	$292,474	$239,223	27.2%	22.3%

UK
Digital Subscription Revenues (1)	$25,557	$(926)	$24,631	$21,477	19.0%	14.7%
Studio + Digital Fees (2)	$52,676	$(2,046)	$50,630	$52,161	1.0%	(2.9%)
Service Revenues (3)	$78,233	$(2,972)	$75,261	$73,639	6.2%	2.2%
Product Sales and Other (4)	$28,839	$(1,319)	$27,520	$26,351	9.4%	4.4%
Total Revenues	$107,071	$(4,289)	$102,782	$99,989	7.1%	2.8%

Other (5)
Digital Subscription Revenues (1)	$13,961	$488	$14,449	$11,774	18.6%	22.7%
Studio + Digital Fees (2)	$22,853	$955	$23,808	$25,273	(9.6%)	(5.8%)
Service Revenues (3)	$36,814	$1,442	$38,256	$37,047	(0.6%)	3.3%
Product Sales and Other (4)	$18,643	$126	$18,769	$20,268	(8.0%)	(7.4%)
Total Revenues	$55,457	$1,569	$57,026	$57,316	(3.2%)	(0.5%)
(1)	“Digital Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Digital offerings, including the Personal Coaching + Digital product.
(2)	“Studio + Digital Fees” consist of the fees associated with the Company’s subscription plans for combined workshops and digital offerings and other payment arrangements for access to workshops.
(3)	“Service Revenues” equal “Digital Subscription Revenues” plus “Studio + Digital Fees”.
(4)

“Product Sales” are sales of consumer products in workshops and via e-commerce, and “Other” are revenues from licensing, magazine subscriptions, publishing and third-party advertising in publications and on the Company’s websites and sales from the By Mail product, other revenues, and, in the case of the consolidated financial results and Other reportable segment, includes franchise fees with respect to commitment plans and commissions.

(5)	Represents Australia, New Zealand, emerging markets and franchise revenues.

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

							Q4 2018 Variance
									2018 Constant Currency
	Q4 2018			Q4 2017				2018		2018
							2018	vs	2018	vs
		Currency	Constant				vs	2017	vs	2017
	GAAP	Adjustment	Currency	GAAP	Adjustment (1)	Adjusted	2017	Adjusted	2017	Adjusted
Selected Financial Data
Gross Profit	$185,220	$2,624	$187,844	$162,451	$—	$162,451	14.0%	14.0%	15.6%	15.6%
Gross Margin	56.1%		56.1%	52.0%		52.0%

Selling, General and Administrative Expenses	$68,409	$776	$69,185	$57,550	$—	$57,550	18.9%	18.9%	20.2%	20.2%

Operating Income	$80,347	$1,308	$81,655	$49,488	$13,323	$62,811	62.4%	27.9%	65.0%	30.0%
Operating Income Margin	24.3%		24.4%	15.8%		20.1%
(1)	Excludes the impairment charge of $13,323 for the Company’s goodwill related to its Brazil operations.

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

							Full Year 2018 Variance
									2018 Constant Currency
	Full Year 2018			Full Year 2017				2018		2018
							2018	vs	2018	vs
		Currency	Constant				vs	2017	vs	2017
	GAAP	Adjustment	Currency	GAAP	Adjustment (1)	Adjusted	2017	Adjusted	2017	Adjusted
Selected Financial Data
Gross Profit	$866,410	$(9,114)	$857,296	$692,649	$—	$692,649	25.1%	25.1%	23.8%	23.8%
Gross Margin	57.2%		57.2%	53.0%		53.0%
Selling, General and Administrative Expenses	$251,106	$(687)	$250,419	$211,224	$—	$211,224	18.9%	18.9%	18.6%	18.6%
Operating Income	$388,985	$(3,590)	$385,395	$267,305	$13,323	$280,628	45.5%	38.6%	44.2%	37.3%
Operating Income Margin	25.7%		25.7%	20.5%		21.5%
(1)	Excludes the impairment charge of $13,323 for the Company’s goodwill related to its Brazil operations.

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS)

UNAUDITED

	Three Months Ended		Twelve Months Ended
	December 29,	December 30,	December 29,	December 30,
	2018	2017	2018	2017
Net Income	$43,785	$62,969	$223,749	$163,514
Interest	35,108	30,557	142,346	112,784
Taxes	912	(54,695)	20,493	(18,237)
Depreciation and Amortization	11,467	12,549	44,061	50,880
Stock-based Compensation	4,842	5,577	20,188	14,949

EBITDAS	$96,114	$56,957	$450,837	$323,890
Goodwill Impairment (1)	—	13,323	—	13,323

Adjusted EBITDAS	$96,114	$70,280	$450,837	$337,213

(1)	Impairment charge of the Company’s goodwill related to its Brazil operations.